Exhibit 99.1
HUBBELL INCORPORATED
40 Waterview Drive Shelton, CT 06484 ATTN:Corporate Secretary
PRELIMINARY COPY
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain
1. Approval of the proposal to amend and restate the Company’s restated certificate of incorporation in the form attached to the 0 0 0 proxy statement/prospectus as Annex A, which amendments would effect the Reclassification (as defined in the proxy statement/prospectus).
2. Approval of the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit 0 0 0 additional proxies if there is a lack of quorum in any voting group or there are insufficient votes to approve the Reclassification Proposal at the time of the special meeting.
NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.
For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000258719_1 R1.0.0.51160

PRELIMINARY COPY
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HUBBELL INCORPORATED
For Special Meeting of Shareholders, MM/DD/YY [•]:00 AM
The undersigned hereby appoints each of AN-PING HSIEH and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated Class A Common Stock at the special meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the special meeting of shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. This proxy will be voted FOR Proposals 1 and 2, unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
0000258719_2 R1.0.0.51160